Exhibit 10.1
EXECUTION VERSION
WESTWOOD ONE, INC.
FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of April 28, 2011, by and among Westwood One, Inc., a Delaware corporation (the “Company”), the lenders under the Credit Agreement (defined below) (the “Lenders”) that are signatory hereto, and Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), as administrative agent for the Lenders (“Agent”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Credit Agreement (defined below).
WITNESSETH:
WHEREAS, the Company, Agent and the Lenders are parties to that certain Credit Agreement, dated as of April 23, 2009 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement” and as in effect after giving effect to this Amendment, the “Credit Agreement”);
WHEREAS, the Company has requested that the Lenders amend certain provisions of the Existing Credit Agreement as more particularly provided herein; and
WHEREAS, subject to the satisfaction of the conditions set forth in Section 3 hereof, the Lenders are willing to agree to amend such provisions of the Existing Credit Agreement on the terms set forth herein;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company and the Lenders party hereto agree as follows:
1. Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended effective as of May 1, 2011 as follows:
(a) Schedule 1.1 to the Existing Credit Agreement is hereby amended effective as of May 1, 2011 by amending and restating the definitions of “Base LIBOR Rate”, “Base Rate”, “Base Rate Margin” and “LIBOR Rate Margin” set forth therein in their entirety as follows:
“Base LIBOR Rate” means the rate per annum rate appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus 1/2%, (b) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate, and (c) the one month LIBOR Rate, which shall be determined on a daily basis.
“Base Rate Margin” means 4.00 percentage points.
“LIBOR Rate Margin” means 4.00 percentage points.
2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights hereunder, until the latest of (i) May 1, 2011, and (ii) the satisfaction of the condition set forth in the penultimate sentence of this Section 2 and until each of the following conditions have been satisfied:
(a) Agent shall have received a copy of this Amendment executed by the Loan Parties, the Sponsor Guarantors and all Lenders; and
(b) the representations and warranties set forth in Section 4 of this Amendment shall be true and correct as of the date hereof.
In addition, all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to all Lenders (such satisfaction to be evidenced by the execution and delivery of this Amendment by all Lenders). The later of (i) May 1, 2011, and (ii) the date on which all such conditions to the effectiveness of this Amendment have been met is referred to herein as the “Effective Date”.
3. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Agent and Lenders that:
(a) The execution and delivery by the Company and each other Loan Party of this Amendment, and the performance by the Company and each other Loan Party of the Credit Agreement, (i) are within the Company’s and each such other Loan Party’s power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of the Company’s or any other Loan Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority applicable to the Company, any other Loan Party or any Subsidiary; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company, any other Loan Party or any of their respective Subsidiaries is a party or by which the Company, any other Loan Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries, except pursuant to the Security Documents (as such term is defined in the Securities Purchase Agreement); and (vii) except for such consents or approvals as have already been obtained, do not require the consent or approval of any Governmental Authority or any other Person.

(b) This Amendment has been duly executed and delivered by the Company and each other Loan Party and this Amendment constitutes, a legal, valid and binding obligation of the Company and each other Loan Party, enforceable against the Company and each other Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general or by general principles of equity.
(c) No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Effective Date.
(d) Except as set forth on Schedule 3(d) hereto, the representations and warranties of the Company and each other Loan Party contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates).
4. Effect of Amendment and Waiver. Except as expressly provided herein, all terms of the Existing Credit Agreement, as amended hereby, each other Loan Document and any document entered into in connection therewith, shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith, nor constitute a waiver of any provision of the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Existing Credit Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.
5. Confirmation of the Subsidiary Guaranty and the Sponsor Guaranty and Put Agreement.
(a) By executing this Amendment each of the Subsidiary Guarantors acknowledges and confirms that (a) the Guaranty continues in full force and effect notwithstanding this Amendment and (b) the indebtedness, liabilities and obligations of the Company under the Credit Agreement, each other Loan Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Guaranty. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Lenders created by or contained in the Loan Documents nor is the Company nor any other Loan Party released from any covenant, warranty or obligation created by or contained herein or therein, except as such covenants and obligations are specifically amended by this Amendment.

(b) By executing this Amendment each of the Sponsor Guarantors consents to the execution and delivery of this Amendment by each party hereto and acknowledges and confirms that (i) the Sponsor Guaranty and Put Agreement continues in full force and effect notwithstanding this Amendment and (ii) the indebtedness, liabilities and obligations of the Company and the other Loan Parties under the Credit Agreement, each other Loan Document and this Amendment constitute (A) indebtedness, liabilities and obligations guaranteed under the Sponsor Guaranty and Put Agreement and (B) Guarantied Obligations (as defined in the Sponsor Guaranty and Put Agreement), and hereby reaffirms all of the terms and provisions and its obligations under the Sponsor Guaranty and Put Agreement. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of Agent and/or any of the Lenders created by or contained in the Sponsor Guaranty and Put Agreement or any of the other Loan Documents nor is any Sponsor Guarantor released from any covenant, warranty or obligation created by or contained herein or therein. In order to induce Agent and Lenders to enter into this Amendment, each Sponsor Guarantor hereby represents and warrants to Agent and Lenders, as of the date hereof and after giving pro forma effect to the transactions contemplated hereby, (i) that each of the representations and warranties of each Sponsor Guarantor contained in the Sponsor Guaranty and Put Agreement (including, without limitation, the representations and warranties set forth in Section 6(a)(x) and 6(a)(xiii) thereof) was true and correct in all material respects when made, and is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates), (ii) that no Sponsor Event of Default (as defined in the Sponsor Guaranty and Put Agreement) or other Trigger Event (as defined in the Sponsor Guaranty and Put Agreement) has occurred and is continuing as of the date hereof, (iii) that to the knowledge of the Sponsor Guarantors, there are no defenses relating to the enforcement of the Sponsor Guaranty and Put Agreement which may now or anytime hereafter be available to it, (iv) that no “Trigger Event” (as defined in the Third Amended and Restated Agreement of Limited Partnership of Gores Capital Partners II, L.P.) has occurred as of the date hereof, (v) that the execution and delivery by each Sponsor Guarantor of this Amendment (A) is within each Sponsor Guarantor’s power and authority, (B) has been duly authorized by all necessary limited partnership and limited liability company action, (C) is not in contravention of any provision of any Sponsor Guarantor’s limited partnership agreement or other organizational documents, (D) do not violate any law or regulation or any order or decree of any Governmental Authority applicable to any Sponsor Guarantor, (E) does not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Sponsor Guarantor is a party or by which any Sponsor Guarantor or any of its respective property is bound, (F) does not result in the creation or imposition of any Lien upon the property of any Sponsor Guarantor, and (G) except for such consents or approvals as have already been obtained, does not require the consent or approval of any Governmental Authority or any other Person, and (vi) that this Amendment has been duly executed and delivered by each Sponsor Guarantor and constitutes a legal, valid and binding obligation of each Sponsor Guarantor, enforceable against each Sponsor Guarantor in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights and remedies in general or by general principles of equity.

6. Release.
(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Company, each Subsidiary Guarantor and each Sponsor Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, financial advisors, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which Company, any Subsidiary Guarantor, any Sponsor Guarantor or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or any other documents entered into in connection therewith or transactions thereunder or related thereto.
(b) Company, each Subsidiary Guarantor and each Sponsor Guarantor warrant, represent and agree that they are fully aware of California Civil Code Section 1542, which provides as follows:
SEC. 1542.  GENERAL RELEASE.  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Company, each Subsidiary Guarantor and each Sponsor Guarantor hereby expressly waive the provisions of California Civil Code Section 1542, and any rights they may have to invoke the provisions of that statute now or in the future with respect to the Claims being released pursuant to this Section 8.  In connection with the foregoing waiver and relinquishment, Company, each Subsidiary Guarantor and each Sponsor Guarantor acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts in addition to or different from those which the parties now know or believe to exist with respect to the subject matter of the Claims being released hereunder, but that it is nevertheless the intention of the Company, each Subsidiary Guarantor and each Sponsor Guarantor to fully, finally and forever settle, release, waive and discharge all of the Claims which are being released pursuant to this Section 8.  The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.
(c) Each of Company, each Subsidiary Guarantor and each Sponsor Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
8. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement or an accord and satisfaction in regard thereto.
9. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
10. Fees and Expenses. Whether or not this Amendment becomes effective, the Company will, in accordance with Section 17.10 of the Existing Credit Agreement, promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all Lender Group Expenses relating to this Amendment, including, without limitation, the reasonable attorneys fees and expenses of the counsel of the Agent, Goldberg Kohn Ltd.
11. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

12. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
13. Entire Understanding. This Amendment and the other Loan Documents set forth the entire understanding of the parties with respect to the matters set forth herein and therein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
14. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.
[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY: WESTWOOD ONE, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President and CFO

GUARANTORS: METRO NETWORKS COMMUNICATIONS, INC. METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP
By:	METRO NETWORKS COMMUNICATIONS, INC.,
as General Partner

METRO NETWORKS, INC.

METRO NETWORKS SERVICES, INC.

SMARTROUTE SYSTEMS, INC.

WESTWOOD NATIONAL RADIO CORPORATION

WESTWOOD ONE PROPERTIES, INC.

WESTWOOD ONE RADIO, INC.

WESTWOOD ONE RADIO NETWORKS, INC.

WESTWOOD ONE STATIONS – NYC, INC.

TLAC, INC.

By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	Authorized Signatory

The foregoing is hereby agreed to as of the date thereof.

AGENT AND LENDER: WELLS FARGO CAPITAL FINANCE, LLC
By:	/s/ Amelie Yehros
	Name:	Amelie Yehros
	Title:	SVP

The foregoing is hereby agreed to as of the date thereof.

SPONSOR GUARANTORS

GORES CAPITAL PARTNERS II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC, Its General Partner

	By:	THE GORES GROUP, LLC, Its Manager

		By	/s/ Steven G. Eisner
Name: Steven G. Eisner Its: Senior Vice President

GORES CO-INVEST PARTNERSHIP II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC, Its General Partner

	By:	THE GORES GROUP, LLC, Its Manager

		By	/s/ Steven G. Eisner
Name: Steven G. Eisner Its: Senior Vice President

Schedule 3(d)

Exceptions to No Conflict Representation and Warranty
Pursuant to Section 7(a) of the Waiver and Fourth Amendment to Securities Purchase Agreement dated as of April 12, 2011 among the Company and the New Noteholders party thereto (the “Fourth Notes Amendment”), the Company agreed to prepay the New Senior Notes with the aggregate Put/Call Proceeds (as defined in the Fourth Notes Amendment).  To the extent any such prepayment of the New Senior Notes does not equal or exceed the “5% Minimum Requirement” (as defined in the Fourth Notes Amendment), such prepayment, in the absence of a waiver by each holder of the New Senior Notes regarding such optional prepayment on or prior to the date of prepayment, could be deemed a conflict under the terms of the New Senior Note Agreement solely as a result of the failure of the Company to comply with the 5% Minimum Requirement in connection with such prepayment.  The Company’s representations and warranties are qualified in their entirety by reference to such conflict described herein and in Section 7(b) of the Fourth Notes Amendment. To the knowledge of the Company, the failure of the Company to comply with the 5% Minimum Requirement in connection with the prepayment of the New Senior Notes contemplated by Section 7(a) of the Fourth Notes Amendment would not result in the breach of any representation or warranty contained in Section 4 of the Credit Agreement, except with respect to Section 4.6(a)(i) thereof to the extent that a prepayment made pursuant to Section 7(a) of the Fourth Notes Amendment is deemed to constitute a conflict with the 5% Minimum Requirement set forth in the New Senior Note Agreement.